Exhibit 99.1

General Moly Announces Liberty Project Drill Hole Results Ahead of Revised Resource Estimate

Long Intervals of High-Grade Molybdenum Intersected

LAKEWOOD, Colo.--(BUSINESS WIRE)--July 5, 2011--General Moly (NYSE Amex and TSX: GMO) announced the results of 33 core holes that were not previously included in the Liberty project's 2008 pre-feasibility study.

Bruce D. Hansen, Chief Executive Officer, said, "As part of our effort to re-start project development activities at the Liberty project this year, I am pleased to release these encouraging drill results from our second, world-class moly property. In addition to ongoing permitting achievements that we anticipate at the Mt. Hope project in the second half of the year, we are also advancing the Liberty project and anticipate releasing a revised resource estimate in the third quarter, as well as an updated pre-feasibility study early next year. Liberty is a solid project with robust economics for which we feel we receive minimal market valuation; however I am confident that we will continue to build value for our shareholders by driving both Mt. Hope and Liberty project development."

Highlights of the 33 holes include 19 holes that had at least one moly mineralization interval of greater than 200 feet and in excess of 0.100% moly contained in sulfide mineralization. These long, high-grade intervals range in length from 240 feet to 1,239 feet and range in grade from 0.1049% to 0.2419% moly contained in sulfide mineralization. These 19 holes are summarized in the following table and additional drill hole information is reported as an appendix to this release. Complete assay results are available on the Company's website.

Hole ID	From (Ft)	To (Ft)	Length (Ft)	Total Mo (%)	Total Cu (%)
LM-791	845	1,725	880	0.1547	0.0358
LM-795	0	1,239	1,239	0.1922	0.0453
LM-798	10	570	560	0.1343	0.0493
LM-799	10	485	475	0.1404	0.0494
LM-801	0	470	470	0.1170	0.0480
LM-803	220	650	430	0.1400	0.0427
LM-804	370	810	440	0.1521	0.0483
LM-805	420	850	430	0.1939	0.0449
LM-813	380	810	430	0.1410	0.0406
LM-835	835	1,145	310	0.1586	0.0343
LM-837	470	710	240	0.1140	0.0482
LM-837	805	1,207	402	0.1139	0.0274
LM-838	300	555	255	0.1052	0.1302
LM-843	470	980	510	0.2419	0.0474
LM-844	625	981	356	0.1187	0.0259
LM-845	615	1,000	385	0.1292	0.0263
LM-846	455	840	385	0.1582	N/A
LM-851B	0	280	280	0.1119	0.0478
LM-852	175	860	685	0.1475	0.0405
LM-853	395	905	510	0.1049	0.0452

The following table highlights the independent intervals with total copper in excess of 0.2% over a distance of greater than 50 feet with associated moly grades contained in sulfide mineralization.

Hole ID	From (Ft)	To (Ft)	Length (Ft)	Mo (%)	Total Cu (%)
LM-811	75	160	85	0.0225	0.2793
LM-837	175	230	55	0.0358	0.3591
LM-842	65	150	85	0.0606	0.2278
LM-845	105	230	125	0.0515	0.3216
LM-847	75	175	100	0.0212	0.3852
LM-850	395	500	105	0.0405	0.2311
LM-854	190	365	175	0.0395	0.2437

These 33 holes were principally focused on demonstrating in-fill continuity, increasing metallurgical understanding and examining ore body extensions to the east and at depth. These holes augment a pre-existing database containing information from 716 holes previously drilled by Anaconda, Cyprus Minerals, Equatorial, and General Moly. This drilling information, combined with updated modeling parameters, will form the basis for a revised Liberty NI 43-101 compliant resource estimate, which is anticipated to be completed in the third quarter of the year. The revised resource estimate will be utilized in an updated pre-feasibility study that is anticipated to be completed in the first quarter of 2012. The prior 2008 NI 43-101 compliant pre-feasibility study indicated 433 million minable tons at grades of 0.068% moly contained in sulfide mineralization and 0.070% total copper, resulting in 589M pounds of moly contained in sulfide mineralization and 606M pounds of total copper contained in the proven and probable category.

A cross section of the deposit as well as a plan view map illustrating the location of the 33 holes can be accessed on the Company's website at www.generalmoly.com under the "news" section. An appendix to this release includes further drill hole information including drill hole location, azimuth, inclination, and total depth. A complete table of drill results, including assays for both moly contained in sulfide mineralization and total copper can also be accessed on the Company's website.

Mark W. Osterberg, President of Mine Mappers, L.L.C.., of Tucson, Arizona, and a Registered Professional Geologist is the Qualified Person responsible for the collection and evaluation of geologic data (including Drilling, Sampling, Assaying, and Geological Interpretation) pertaining to the Liberty project.

General Moly is a U.S.-based molybdenum mineral development, exploration and mining company listed on the NYSE Amex (formerly the American Stock Exchange) and the Toronto Stock Exchange under the symbol GMO. Our primary asset, our interest in the Mt. Hope project located in central Nevada, is considered one of the world's largest and highest grade molybdenum deposits. Combined with our second molybdenum property, the Liberty project that is also located in central Nevada, our goal is to become the largest primary molybdenum producer by the middle of the decade. For more information on the Company, please visit our website at http://www.generalmoly.com.

Forward-Looking Statements

Statements herein that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended and are intended to be covered by the safe harbor created by such sections. Such forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from those projected, anticipated, expected, or implied by the Company. These risks and uncertainties include, but are not limited to, metals price and production volatility, global economic conditions, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, exploration risks and results, political, operational and project development risks, including the Company’s ability to obtain required permits to commence production and its ability to raise required financing, adverse governmental regulation and judicial outcomes. The closing of the Hanlong transaction and obtaining bank financing are subject to a number of conditions precedent that may not be fulfilled. For a detailed discussion of risks and other factors that may impact these forward looking statements, please refer to the Risk Factors and other discussion contained in the Company’s quarterly and annual periodic reports on Forms 10-Q and 10-K, on file with the U.S. Securities and Exchange Commission (the “SEC”). The Company undertakes no obligation to update forward-looking statements.

Cautionary Note to U.S. Investors Concerning Estimates of Resources

Calculations with respect to “proven reserves” and “probable reserves” referred to above have been made in accordance with, and using the definitions of, National Instrument 43-101, as required by Canadian securities regulatory authorities. For United States reporting purposes, the U.S. SEC applies a different standard in order to classify mineralization as a “reserve”. Under SEC standards, mineralization may not be classified as a “reserve” unless the determination has been made that the mineralization could be economically and legally extracted or produced at the time the reserve determination is made. No such determinations have been made with respect to any mineralization at the Liberty project and it cannot be assured that such a determination will be made.

APPENDIX

Further drill hole information for the 33 holes described in this release is listed below.

Hole Number	Northing	Easting	Elevation (feet)	Total Feet	Azimuth (degrees)	Inclination (degrees)
HT–779	13,915,799	1,557,334	6,143	27	0	-90
LM-785	13,915,161	1,556,378	5,816	963	303	-84
LM-791	13,914,697	1,556,403	5,823	1,726	315	-88
LM-795	13,915,535	1,555,605	5,379	1,239	132	-52
LM-798	13,916,034	1,555,503	5,366	908	222	-53
LM-799	13,916,151	1,555,648	5,366	703	0	-90
LM-801	13,916,113	1,555,389	5,369	703	0	-90
LM-803	13,916,219	1,555,831	5,450	650	0	-90
LM-804	13,916,042	1,555,867	5,464	865	0	-90
LM-805	13,915,701	1,555,842	5,491	850	0	-90
LM-811	13,916,365	1,556,431	5,870	1,422	218	-72
LM-813	13,916,756	1,556,876	6,045	1,150	181	-90
LM-815	13,915,592	1,556,977	6,110	550	0	-90
LM-817	13,914,682	1,556,823	6,050	1,315	0	-90
LM-835	13,914,839	1,555,771	5,589	1,233	29	-74
LM-837	13,915,644	1,558,830	6,407	1,207	229	-80
LM-838	13,915,670	1,558,031	6,455	850	224	-78
LM-839	13,916,018	1,557,073	6,154	843	77	-53
LM-840	13,915,949	1,558,302	6,450	936	0	-90
LM-841	13,915,726	1,557,449	6,175	826	223	-79
LM-842	13,916,600	1,558,502	6,278	849	0	-90
LM-843	13,915,339	1,555,895	5,522	1,050	47	-81
LM-844	13,915,775	1,558,532	6,412	981	0	-90
LM-845	13,916,376	1,558,004	6,375	1,067	0	-90
LM-846	13,916,389	1,557,820	6,406	915	0	-90
LM-847	13,914,350	1,557,326	6,089	1,170	0	-90
LM-848	13,914,987	1,557,123	6,192	500	0	-90
LM-849	13,916,284	1,557,965	6,393	48	0	-90
LM-850	13,916,176	1,557,820	6,353	507	219	-72
LM-851B	13,916,511	1,555,576	5,373	400	0	-90
LM-852	13,915,209	1,555,870	5,539	929	302	-83
LM-853	13,916,456	1,557,883	6,424	1,037	0	-90
LM-854	13,915,472	1,558,833	6,392	883	222	-70

CONTACT:
General Moly
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Seth Foreman, 303-928-8591
sforeman@generalmoly.com
or
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Zach Spencer, 775-748-6059
zspencer@generalmoly.com
info@generalmoly.com
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